SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC   20549


                             F O R M    8 - K


                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



Date of report (Date of earliest event reported) January 30, 1996
                                                -----------------

                           DRIVER-HARRIS COMPANY
-----------------------------------------------------------------
          (Exact Name of Registrant as Specified in Its Charter)

                                NEW JERSEY
-----------------------------------------------------------------
              (State or Other Jurisdiction of Incorporation)

     1-1212                                  22-0870220
-----------------------       -----------------------------------
(Commission File Number)      (I.R.S. Employer Identification No.)

308 Middlesex Street, Harrison, New Jersey             07029
------------------------------------------------------------------
(Address of Principal Executive Offices)              (Zip Code)

                                201-483-4802
-----------------------------------------------------------------
            (Registrant's Telephone Number, Including Area Code)

Item 5.  Other Events

     On January 30, 1996, Harrison Alloys Inc. ("Harrison"), a company 50% owned by the Registrant, announced the sale of its foreign operations to Kanthal AB. Harrison will use a portion of the proceeds of this sale to repay certain bank debt which has been guaranteed by the Registrant. As a result of this repayment, the Registrant will record income of approximately one million dollars due to the fact that the Registrant had previously recorded this bank debt. It is anticipated that the transaction will be concluded before the end of February 1996. Management presently does not anticipate further gains as a result of this transaction. However, the costs in connection with this transaction have not yet been finalized.


                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        DRIVER-HARRIS COMPANY



Date:   January 30, 1996           By:     Thomas J. Carey
     ------------------------         ----------------------------
                                      Thomas J. Carey
                                      Chief Financial Officer